UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 1, 2010

CTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:       (574) 523-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into Material Definitive Agreement.

On December 1, 2010, CTS Corporation, an Indiana Corporation (the “Company”) entered into an Indemnification Agreement with Diana Mather Murphy in the form described in Exhibit 10.1 to the Current Report on Form 8-K dated November 12, 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on December 1, 2010, the Company announced that its Board of Directors has elected Diana Mather Murphy to serve as a director of the Company, increasing the size of the Board of Directors from eight to nine.

Ms. Murphy is currently the Managing Director of Rocksolid Holdings, LLC, a private equity firm.  She is also a director of Landstar System, Inc., GRA Venture Fund, LLC, the Costal Bank of Georgia, and various other private companies and charitable organizations.

Ms. Murphy will be entitled to receive the same compensation for service as a director as is provided to the Company's other non-employee directors, as described in the Company's most recent proxy statement filed with the Securities and Exchange Commission dated April 20, 2010.

A copy of the Company's press release dated December 1, 2010, announcing the election of Ms. Murphy to the Board of Directors, is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits. 99.1 Press Release issued by CTS Corporation dated December 1, 2010 regarding the election of Diana Mather Murphy as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION
/s/ Richard G. Cutter, III
By:	Richard G. Cutter, III
Vice President, Secretary and General Counsel

Date:  December 1, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release issued by CTS Corporation dated December 1, 2010 regarding the election of Diana Mather Murphy as a director.